UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2009

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33127	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On February 10, 2009, Trans-India Acquisition Corp. (“Trans-India”) received notice from the NYSE Alternext US LLC (“NYSE Alternext US”) advising it that it does not meet certain of the continued listing standards as set forth in the NYSE Alternext US Company Guide. Specifically, NYSE Alternext US notified Trans-India that it was not in compliance with Section 704 of the NYSE Alternext US Company Guide, as Trans-India had failed to hold an annual meeting of stockholders during 2008.

As previously announced, Trans-India intends to convene a special meeting of its stockholders on March 10, 2009 to vote on a plan of liquidation and dissolution of the company. Trans-India intends to submit a plan to NYSE Alternext US by March 10, 2009 that will request that NYSE Alternext US continue its listing until after the special meeting, at which time, assuming the company’s stockholders approve the liquidation and dissolution of the company, Trans-India will return the amount in its trust account to its stockholders and its securities will cease trading.

If Trans-India does not submit a plan or if the plan is not accepted by NYSE Alternext US, Trans-India will be subject to delisting procedures at set forth in Section 1010 and Part 12 of the NYSE Alternext US Company Guide. Under NYSE Alternext US rules, Trans-India has the right to appeal any determination by NYSE Alternext US to initiate delisting proceedings.

Trans-India issued a press release that discloses receipt of the NYSE Alternext US notice discussed above and the fact that it is not in compliance with certain listing standards. A copy of that press release is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Trans-India Acquisition Corporation dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Cliff Haigler
Name:	Cliff Haigler
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Trans-India Acquisition Corporation dated February 17, 2009.